Exhibit 10.2
STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (“Agreement”) is entered into as of February 19, 2026 (the “Execution Date”), by and between Astellas US LLC, a Delaware limited liability company having an office at 375 Waterview Drive, Northbrook, IL 60062 (“Astellas”), and Vir Biotechnology, Inc. a Delaware corporation having an office at 1800 Owens Street, Suite 900, San Francisco, CA 94158 (“Vir Bio”). The capitalized terms used herein and not otherwise defined have the meanings given to them in Appendix 1.
Recitals
Vir Bio has agreed to sell, and Astellas has agreed to purchase, shares of Common Stock subject to and in accordance with the terms and provisions of this Agreement.
Contemporaneously with the execution of this Agreement, Astellas and Vir Bio are entering into a Collaboration and License Agreement (the “Collaboration Agreement”), dated as of the Execution Date (together with this Agreement, the “Astellas Agreements”).
Agreement
For good and valuable consideration, Astellas and Vir Bio agree as follows:
Section 1.Sale and Purchase of Stock
1.1Purchase of Stock. Subject to the terms and conditions of this Agreement, at the Closing, Vir Bio will issue and sell to Astellas, and Astellas will purchase from Vir Bio, a number of shares of Common Stock equal to $75,000,000 divided by the Share Value, rounded down to the nearest whole share (such shares of Common Stock, the “Shares”). The aggregate purchase price shall equal the number of Shares multiplied by the Share Value, rounded to the nearest cent (the “Purchase Price”).
1.2Payment. At the Closing, Astellas will pay the Purchase Price by wire transfer of immediately available funds in accordance with wire instructions, which instructions will have been provided by Vir Bio to Astellas at least three (3) Business Days prior to the Closing, and Vir Bio will deliver the Shares in restricted book-entry form to Astellas.
1.3Closing.
(a)Closing. The closing of the transaction contemplated by Section 1.1 (the “Closing”) will be held through the electronic exchange of documents and signatures, as promptly as practicable, and in no event more than five (5) Business Days after the conditions to the Closing set forth in Section 5 are satisfied or waived for the Closing (other than those conditions that by their nature are to be satisfied or waived at the Closing), or at such other time and/or date as may be jointly designated by Astellas and Vir Bio for the Closing.
(b)Closing Deliverables.
(i)At the Closing, Vir Bio will deliver to Astellas:

A.a duly executed counterpart of a cross-receipt in form and substance reasonably satisfactory to each party (the “Cross-Receipt”);
B.a certificate in form and substance reasonably satisfactory to Astellas and duly executed on behalf of Vir Bio by an authorized officer of Vir Bio, certifying that the conditions to the Closing set forth in Section 5.2(a), (b), (c) and (f) of this Agreement have been fulfilled;
C.a certificate of the secretary of Vir Bio dated as of the Closing Date certifying that attached thereto is a true and complete copy of all resolutions adopted by the Board and any committee thereof authorizing the execution, delivery and performance of this Agreement and the transactions contemplated herein and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the Closing Date; and
D.a copy of the irrevocable instructions of Vir Bio to Vir Bio’s transfer agent to issue the Shares at the Closing; and
E.opinions from Ropes & Gray LLP and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to Vir Bio, dated as of the Closing Date, in form and substance reasonably acceptable to Astellas.
(ii)At the Closing, Astellas will deliver to Vir Bio: a duly executed counterpart of the Cross-Receipt.
Section 2.Representations and Warranties of Vir Bio
Except as otherwise specifically contemplated by this Agreement, Vir Bio hereby represents and warrants to Astellas that the statements contained in this Section 2 are true and correct as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date). For purposes of these representations and warranties (other than those in Sections 2.3, 2.4, 2.5 and 2.7), the term “Vir Bio” shall include all subsidiaries of Vir Bio.
2.1Private Placement. Neither Vir Bio nor any Person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act. Subject to the accuracy of the representations made by Astellas in Section 3, the Shares will be issued and sold to Astellas in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable securities Laws of the states of the United States. No Person will have, as a result of the sale of Shares to Astellas, any valid right, interest or claim against or upon Vir Bio or Astellas for brokerage or finder’s fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

2.2Organization and Qualification. Vir Bio is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as described in the SEC Documents. Vir Bio is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect on Vir Bio.
2.3Authorization; Enforcement. Vir Bio has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares in accordance with the terms and conditions hereof. The execution, delivery and performance of this Agreement by Vir Bio and the consummation by it of the transactions contemplated hereby (including the issuance of the Shares at the Closing in accordance with the terms and conditions hereof) have been duly authorized by the Board and no further consent or authorization of Vir Bio, the Board, or its stockholders is required. This Agreement has been duly executed by Vir Bio and constitutes a legal, valid and binding obligation of Vir Bio enforceable against Vir Bio in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar Laws affecting creditors’ and contracting parties’ rights generally.
2.4Issuance of Shares. The Shares are duly authorized and, upon issuance and when delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all Liens, and will not be subject to preemptive rights or other similar rights of stockholders of Vir Bio or any similar contractual rights granted by Vir Bio to any Person.
2.5SEC Documents, Financial Statements.
(a)The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act. Vir Bio has delivered or made available (by filing on the SEC’s electronic data gathering and retrieval system (EDGAR)) to Astellas complete copies of its most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and any report on Form 8-K, in each case filed with the SEC after December 31, 2024 and prior to the Execution Date (the “SEC Documents”). As of its date, each SEC Document complied in all material respects with the requirements of the Exchange Act, and other Laws applicable to it, and, as of its date, no such SEC Document contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No inquiries or any other investigation conducted by or on behalf of Astellas or its representatives or counsel will modify, amend or affect Astellas’ right to rely on the truth, accuracy and completeness of the SEC Documents and Vir Bio’s representations and warranties contained in this Agreement.

(b)The financial statements, together with the related notes and schedules, of Vir Bio included in the SEC Documents comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC and all other applicable rules and regulations with respect thereto. Such financial statements, together with the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial condition of Vir Bio and its consolidated subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
(c)The Common Stock is listed on Nasdaq, and Vir Bio has taken no action designed to, or that to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq. As of the date of this Agreement, Vir Bio has not received any notification that, and has no knowledge that, the SEC or Nasdaq is contemplating terminating such registration or listing.
(d)As of the date hereof, Vir Bio is eligible to register the Shares for resale using Form S-3 under the Securities Act.
(e)All material agreements that were required to be filed as exhibits to Vir Bio’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K under Item 601(b)(10) of Regulation S-K (collectively, the “Material Agreements”) to which Vir Bio is a party, or the property or assets of Vir Bio is subject, have been filed as exhibits to the SEC Documents. Each of the Material Agreements is valid and enforceable against Vir Bio in accordance with its respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws. Vir Bio is not in breach of or default under any of the Material Agreements, and to Vir Bio’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement, except in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. Vir Bio has not received a notice of termination nor is Vir Bio otherwise aware of any threats to terminate any of the Material Agreements.
(f)Vir Bio is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act).

2.6Internal Controls; Disclosure Controls and Procedures. Vir Bio maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that has been designed to comply with the applicable requirements of the Exchange Act and has been designed by Vir Bio’s principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language in the SEC Reports fairly presents the rules of the SEC and guidelines applicable thereto. Vir Bio maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that have been designed to ensure that material information related to Vir Bio and its subsidiaries is made known to Vir Bio’s principal executive officer and principal financial officer by others within Vir Bio; and such disclosure controls and procedures are effective in all material respects.
2.7Capitalization and Voting Rights.
(a)The authorized capital of Vir Bio as of the date hereof consists of: (i) 300,000,000 shares of Common Stock of which, as of February 13, 2026, (A) 139,500,965 shares were issued and outstanding, (B) 42,984,380 shares were reserved for issuance pursuant to Vir Bio’s equity incentive plans (including its stock purchase plan) described in the SEC Documents, (C) 8,651,623 shares were issuable upon the exercise of stock options outstanding, and (D) 5,699,010 shares were issuable upon the release of restricted stock unit awards outstanding, and (ii) 10,000,000 shares of Preferred Stock, of which no shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Common Stock (1) have been duly authorized and validly issued and (2) are fully paid and non-assessable. There are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of Vir Bio’s capital stock or any such options, rights, convertible securities or obligations other than awards and purchase rights granted under the Vir Bio equity incentive plans described in the SEC Documents.
(b)Vir Bio is not a party to or subject to any agreement or understanding relating to the voting of shares of capital stock of Vir Bio or the giving of written consents by a stockholder or director of Vir Bio.

2.8No Conflicts; Government Consents and Permits.
(a)The execution, delivery and performance of this Agreement, and the obligations hereunder, by Vir Bio and the consummation by Vir Bio of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of Vir Bio’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, each as in effect on the date hereof, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which Vir Bio is a party, or (iii) subject to Section 2.8(b), result in a violation of any Law (including United States federal, state and international securities Laws and regulations and regulations of any self-regulatory organizations) applicable to Vir Bio, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have, a Material Adverse Effect on Vir Bio.
(b)Vir Bio is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory agency or self-regulatory organization in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms and conditions hereof, or to issue and sell the Shares in accordance with the terms and conditions hereof other than such as have been made or obtained, and except for (i) any post-closing filings required to be made under federal or state securities Laws, (ii) any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq, and (iii) compliance with any applicable requirements of the HSR Act and any other applicable antitrust Law.
2.9Litigation. There is no action, suit, proceeding or investigation pending (of which Vir Bio has received notice or otherwise has knowledge) or, to Vir Bio’s knowledge, threatened, against Vir Bio, except where such action, suit, proceeding or investigation, as the case may be, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of Vir Bio, there is not pending or contemplated any investigation by the SEC of Vir Bio or any director or executive officer of Vir Bio that is required under the Securities Act to be described in the SEC Filings that is not so described.
2.10Intellectual Property.
(a)The Intellectual Property that is owned by Vir Bio is owned free from any Liens or restrictions. All of Vir Bio’s material Intellectual Property Licenses are in full force and effect in accordance with their terms, are free of any Liens or restrictions, and, to Vir Bio’s knowledge, neither Vir Bio, nor any other party thereto, is in material breach of any such material Intellectual Property License. To Vir Bio’s knowledge, no event has occurred that with notice or lapse of time or both (i) would constitute a breach or default of any such material Intellectual Property License, (ii) would result in the termination thereof, or (iii) would cause or permit the acceleration or other change of any right or obligation or the loss of any benefit thereunder by Vir Bio, except, in the case of each of clauses (i) through (iii), as would not reasonably be expected to have a Material Adverse Effect.
(b)There is no legal claim or demand of any Person or any proceeding that is pending or threatened in writing, (i) challenging the right of Vir Bio in respect of any Intellectual Property of Vir Bio, or (ii) claiming that any default exists under any Intellectual Property

License, except, in the case of clauses (i) and (ii) above, where any such claim, demand or proceeding has not had, and would not reasonably be expected to have, a Material Adverse Effect.
(c)(i) Vir Bio owns, free and clear of any Lien or encumbrance, or, to Vir Bio’s knowledge, has a valid license, or an enforceable right to use, as it is used or held for use, all U.S. and non-U.S. patents, trade secrets, know-how, trademarks, service marks, copyrights, and other proprietary and Intellectual Property rights, and all grants and applications with respect to the foregoing (collectively, the “Proprietary Rights”) necessary for the conduct of Vir Bio’s business, except where the failure to own or have any of the foregoing would not reasonably be expected to have a Material Adverse Effect (such Proprietary Rights owned by or licensed to Vir Bio collectively, the “Vir Bio Rights”); (ii) Vir Bio has taken reasonable measures to protect the Vir Bio Rights, consistent with prudent commercial practices in the biotechnology industry, except where failure to take such measures has not had, and would not reasonably be expected to have, a Material Adverse Effect, and (iii) without limiting the generality of the preceding, to the best of Vir Bio’s knowledge, Vir Bio’s current product candidates, if commercially sold at the projected launch, would not infringe any unlicensed third party granted U.S. or non-U.S. patent claims or, if granted without amendment, any unlicensed third party published U.S. or non-U.S. patent application claims, except to the extent any such infringement would not reasonably be expected to have a Material Adverse Effect.

2.11Health Care Matters. Vir Bio: (i) has operated and currently operates its business in compliance in all material respects with applicable provisions of the Health Care Laws (as defined below) of the Food and Drug Administration (“FDA”), the Department of Health and Human Services and any comparable foreign or other regulatory authority to which it is subject (collectively, the “Applicable Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, promotion, sale, storage, import, export or disposal of any of Vir Bio’s product candidates or any product manufactured or distributed by Vir Bio; (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or the Applicable Regulatory Authorities alleging or asserting non-compliance with (a) any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”) or (b) the Health Care Laws; (iii) possesses all Regulatory Authorizations required to conduct its business as currently conducted and such Regulatory Authorizations are valid and in full force and effect and Vir Bio is not in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the United States Department of Justice, any State Attorney General’s office, any court or arbitrator or the Applicable Regulatory Authorities or any other third party alleging that any product operation or activity or any aspect of the conduct of the business is in material violation of any Health Care Laws and has no knowledge that any such party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any of the Applicable Regulatory Authorities is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, registrations, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations and that all such reports, documents, forms, notices, applications, records, claims, registrations, submissions and supplements or amendments were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission); (vii) is not a party to and does not have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) along with its employees, officers and directors, has not been excluded, suspended or debarred from participation in any government health care program or human clinical research or, to Vir Bio’s knowledge, subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, disqualification or exclusion.

2.12Clinical Trials. All clinical and pre-clinical studies and trials conducted by or on behalf of or sponsored by Vir Bio, or in which Vir Bio has participated, with respect to Vir Bio’s product candidates, including any such studies and trials that are described in the SEC Documents, or the results of which are referred to in the SEC Documents, as applicable (collectively, “Company Trials”), were, and if still pending are, to Vir Bio’s knowledge, being conducted in all material respects in accordance with all applicable Health Care Laws of the Applicable Regulatory Authorities, including the FDA’s current Good Clinical Practices and Good Laboratory Practices, standard medical and scientific research procedures and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted. The descriptions in the SEC Documents of the results of any Company Trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom as of the date of such SEC Documents. Vir Bio has no knowledge of any other studies or trials not described in the SEC Documents, the results of which are inconsistent with or call into question the results described or referred to in the SEC Documents. Vir Bio has not received any written notices, correspondence or other communications from the Applicable Regulatory Authorities or any other governmental entity requiring or threatening the termination, material modification, clinical hold or other suspension of any Company Trial, and, to Vir Bio’s knowledge, there are no reasonable grounds for the same. No investigational new drug application filed by or on behalf of Vir Bio with the FDA, or comparable submission filed with any other Applicable Regulatory Authority, has been terminated or suspended by the FDA or any other Applicable Regulatory Authority. Vir Bio has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in a Company Trial. To Vir Bio’s knowledge, none of the Company Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct.
2.13Absence of Certain Changes.
(a)Since September 30, 2025, no change or event has occurred, except where such change or event has not had, and would not reasonably be expected to have, a Material Adverse Effect on Vir Bio.
(b)Since September 30, 2025, Vir Bio has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, or (ii) sold, exchanged or otherwise disposed of any of its material assets or rights.
(c)Since September 30, 2025, Vir Bio has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy Laws or any other Laws of the United States or any other jurisdiction.
(d)Since September 30, 2025, and as of immediately prior to Closing, Vir Bio has not incurred any material liabilities other than in the ordinary course of business.

2.14Not an Investment Company. Vir Bio is not, and after receipt and application of the Purchase Price, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). Vir Bio has no commitments or plans with respect to operating its business that would cause it to be required to register as an investment company under the Investment Company Act.
2.15No Integration. Vir Bio has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the Shares sold pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act.
2.16No Registration Rights. No Person has the right to prohibit Vir Bio from filing a registration statement.
2.17CFIUS Representations. Vir Bio does not engage in (a) the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA. Vir Bio has no current intention of engaging in such activities in the future.
2.18Compliance with Law; Permits. Vir Bio is not in violation of, nor has received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Vir Bio has all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of Vir Bio as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. Vir Bio has not received any written (or, to Vir Bio’s knowledge, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect.
2.19Anti‑Corruption Laws. Neither Vir Bio nor any director, officer or employee of Vir Bio nor, to Vir Bio’s knowledge, any agent, Affiliate or other Person acting on behalf of Vir Bio has (a) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti‑bribery or anti‑corruption Law (collectively, “Anti‑Corruption Laws”), (b) illegally promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any Person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient, or securing any improper advantage; or (c) made any payment of funds of Vir Bio or received or retained any funds in violation of any Anti‑Corruption Laws.

2.20Taxes. Vir Bio has filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal tax returns has been made against Vir Bio. The charges, accruals and reserves on the books of Vir Bio in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No audits, examinations, or other proceedings with respect to any material amounts of Taxes of Vir Bio are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn. There are no Liens on any of the assets of Vir Bio. At all times since inception, Vir Bio has been and continues to be classified as a corporation for U.S. federal income tax purposes. Vir Bio is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c)-2 during the period specified in Code Section 897(c)(1)(A)(ii).
Section 3.Representations and Warranties of Astellas
Except as otherwise specifically contemplated by this Agreement, Astellas hereby represents and warrants to Vir Bio that the statements contained in this Section 3 are true and correct as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date).
3.1Authorization; Enforcement. Astellas has the requisite corporate or other similar power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Astellas has taken all necessary corporate or other similar action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement will constitute a valid and binding obligation of Astellas enforceable against Astellas in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ and contracting parties’ rights generally.
3.2No Conflicts; Government Consents and Permits.
(a)The execution, delivery and performance of this Agreement by Astellas and the consummation by Astellas of the transactions contemplated hereby (including the purchase of the Shares) will not (i) conflict with or result in a violation of any provision of Astellas’ organizational documents, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which Astellas is a party, or (iii) subject to Section 3.2(b), result in a violation of any Law (including U.S. federal and state and applicable non-U.S. securities Laws and regulations and regulations of any self-regulatory organizations) applicable to Astellas, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as have not had, and would not reasonably be expected to have, a Material Adverse Effect on Astellas.

(b)Astellas is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory agency or self-regulatory organization in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms and conditions hereof, or to purchase the Shares in accordance with the terms and conditions hereof, other than such as have been made or obtained, except for compliance with any applicable requirements of the HSR Act and any other applicable antitrust Law.
3.3Investment Purpose. Astellas is purchasing the Shares for its own account and not with a present view toward the public distribution thereof and has no arrangement or understanding with any other Persons regarding the distribution of such Shares except as would not result in a violation of the Securities Act. Astellas will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the Securities Act and to the extent permitted by Section 4.1 and Section 4.2.
3.4Reliance on Exemptions. Astellas understands that Vir Bio intends for the Shares to be offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that Vir Bio is relying upon the truth and accuracy of, and Astellas’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of Astellas set forth herein in order to determine the availability of such exemptions and the eligibility of Astellas to acquire the Shares.
3.5Accredited Investor; Access to Information. Astellas is an “accredited investor” as defined in Regulation D under the Securities Act and is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares. Astellas has been furnished with materials relating to the offer and sale of the Shares that have been requested by Astellas, including the SEC Documents, and Astellas has had the opportunity to review the SEC Documents. Astellas has been afforded the opportunity to ask questions of Vir Bio. Neither such inquiries nor any other investigation conducted by or on behalf of Astellas or its representatives or counsel will modify, amend or affect Astellas’ right to rely on the truth, accuracy and completeness of the SEC Documents and Vir Bio’s representations and warranties contained in this Agreement.
3.6Restricted Securities. Astellas understands that the Shares will be characterized as “restricted securities” under the U.S. federal securities Laws inasmuch as they are being acquired from Vir Bio in a private placement under Section 4(a)(2) of the Securities Act and that under such Laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances.
3.7Governmental Review. Astellas understands that no U.S. federal or state agency or any other Governmental Authority has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

Section 4.Transfer or Resale, Standstill, Voting, Legends, Registration Rights
4.1Transfer or Resale. Astellas understands that:
(a)the offer and sale of the Shares have not been and are not being registered under the Securities Act or any applicable state securities Laws and, consequently, Astellas may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act; (ii) Astellas has delivered to Vir Bio an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Shares are sold or transferred pursuant to Rule 144 under the Securities Act (“Rule 144”); and
(b)any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.
4.2Lock-Up. Astellas agrees that it will hold and will not sell any of the Shares (or otherwise make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of the Shares) until the one-year anniversary of the Closing Date. Notwithstanding the foregoing, this Section 4.2 will not preclude (i) distributions of Shares to general or limited partners, members, shareholders, Affiliates or wholly-owned subsidiaries of Astellas or any investment fund or other entity controlled or managed by Astellas; provided, in each case, that following any such transfer such Shares will remain subject to the provisions of this Section 4.2; or (ii) subject to compliance with Section 4.3 hereof, transfers pursuant to a bona fide third party tender offer for all outstanding shares of Common Stock, merger, consolidation or other similar transaction made to all holders of Vir Bio’s securities involving a change of control of Vir Bio (including the entering into any lock-up, voting or similar agreement pursuant to which Astellas may agree to transfer, sell, tender or otherwise dispose of Shares or other such securities in connection with such transaction, or vote any Shares or other such securities in favor of any such transaction); provided, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Shares shall remain subject to the provisions of this Section 4.2.
4.3Standstill.
(a)Prior to the one-year anniversary of the Closing Date (the “Standstill Period”), Astellas and its Affiliates will not, directly or indirectly, except as expressly approved or invited by Vir Bio or otherwise expressly permitted pursuant to this Section 4.3:

(i)effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate, directly or indirectly (including through any other Person), in, (A) any acquisition of any securities (or beneficial ownership thereof) or material assets of Vir Bio, (B) any tender or exchange offer, merger, or other business combination involving Vir Bio, (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Vir Bio, or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of Vir Bio;
(ii)form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities of Vir Bio;
(iii)otherwise act, alone or in concert with others, to seek to control or influence the management, Board or policies of Vir Bio (other than such policies as may be within the scope of the Collaboration Agreement);
(iv)take any action that would reasonably be expected to require Vir Bio to make a public announcement regarding any of the types of matters set forth in clause (a)(i) above; or
(v)enter into any discussions or arrangements with any Person with respect to any of the foregoing.
(b)Astellas also agrees during the Standstill Period not to request Vir Bio (or its representatives), directly or indirectly, amend or waive any provision of this Section 4.3 other than by means of a confidential communication to the Vir Bio Chairman of the Board or Chief Executive Officer.
(c)Astellas represents and warrants that, as of the Execution Date, neither Astellas nor any of its Affiliates owns, of record or beneficially, any voting securities of Vir Bio, or any securities convertible into or exercisable for any voting securities of Vir Bio.
(d)Notwithstanding the provisions set forth in Sections 4.3(a) and (b) (the “Standstill Provisions”), Astellas shall immediately, and without any other action by Vir Bio, be released from its obligations under the Standstill Provisions if: (a) Vir Bio executes, or publicly announces its intention to execute, a definitive agreement with a third party providing for an acquisition (by way of merger, tender offer or otherwise), of more than 50% of Vir Bio’s outstanding Common Stock or all or substantially all of Vir Bio’s assets, (b) any person or “group” (as defined under the Exchange Act) commences a tender offer or makes an offer or proposal which is made public seeking to acquire beneficial ownership of more than 50% of Vir Bio’s outstanding Common Stock (with any acquisition described in clauses (a) and (b) referred to as a “Change of Control Transaction”), (c) Vir Bio waives any standstill or similar provision in any other agreement between Vir Bio and a third party for the explicit purpose of allowing the third party to pursue or engage in any Change of Control Transaction, or (d) Vir Bio publicly announces the commencement of a formal process to solicit proposals for a potential business combination transaction. None of (i) the ownership or purchase by an employee benefit plan of Astellas or Astellas’ Affiliates in any diversified index, mutual or pension fund managed by an independent advisor, which fund in-turn holds, directly or indirectly, securities of Vir Bio, (ii) the acquisition of the equity securities of an entity that owns securities of Vir Bio prior to such acquisition so long as such acquisition is not consummated for the purpose of circumventing this

Section 4.3 or (iii) transfers or resales of the Shares by Astellas to any other person in compliance with Sections 4.2 and 5, will be deemed to be a breach of Astellas’ standstill obligations under this Section 4.3.
4.4Voting Agreement.
(a)From and after the Closing Date, other than as permitted by Section 4.4(b) with respect to Extraordinary Matters, in any vote or action by written consent of the stockholders of Vir Bio (including, without limitation, with respect to the election of directors), Astellas shall, and shall cause its Affiliates to, vote or execute a written consent with respect to all Shares held by Astellas and its Affiliates, in accordance with the recommendation of the Board. In furtherance of this Section 4.4(a), Astellas hereby irrevocably appoints Vir Bio and any individuals designated by Vir Bio, and each of them individually, as the attorneys, agents and proxies, with full power of substitution and re-substitution in each of them, for Astellas, and in the name, place and stead of Astellas, to vote (or cause to be voted) in such manner as set forth in this Section 4.4(a) with respect to all Shares beneficially owned by Astellas and its Affiliates, with respect to which Astellas is or may be entitled to vote at any meeting of Vir Bio stockholders held after the Closing Date, whether annual or special and whether or not an adjourned meeting (the “Irrevocable Proxy”). This Irrevocable Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of Astellas and shall not be terminated by operation of law upon the occurrence of any event. This Irrevocable Proxy shall operate to revoke and render void any prior proxy as to any securities of Vir Bio heretofore granted by Astellas which is inconsistent herewith. Notwithstanding the foregoing, the Irrevocable Proxy shall be effective if, ay any annual or special meeting of the stockholders of Vir Bio and at any adjournments or postponements of any such meetings, Astellas (A) fails to appear or otherwise fails to cause any Shares to be counted as present for purposes of calculating a quorum, or (B) fails to vote such Shares in accordance with this Section 4.4(a), in each case at least five (5) business days prior to the date of such stockholders’ meeting. The Irrevocable Proxy shall terminate upon the earlier of the expiration or termination of the voting agreement set forth in this Section 4.4.
(b)Astellas and its Affiliates may vote, or execute a written consent with respect to, any or all of the Shares as to which they are entitled to vote or execute a written consent, as they may determine in their sole discretion, with respect to the following matters (each such matter being an “Extraordinary Matter”): (i) any Change of Control Transaction; and (ii) any liquidation or dissolution of Vir Bio.
(c)This Section 4.4 shall terminate and have no further force or effect upon the earliest to occur of: (i) the consummation of any Change of Control Transaction; (ii) a liquidation or dissolution of Vir Bio; (iii) the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act; and (iv) the expiration of the Standstill Period.
4.5Legends. Astellas understands the Shares will bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS OFFERED, PLEDGED, OR HYPOTHECATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A STOCK PURCHASE AGREEMENT DATED FEBRUARY 19, 2026 BETWEEN VIR BIOTECHNOLOGY, INC. AND ASTELLAS PHARMA US LLC.
If such Shares may be transferred pursuant to Section 4.2 (excluding transfers pursuant to Section 4.2(i)), Astellas may request that Vir Bio remove, and Vir Bio agrees to authorize and instruct (including by causing any required legal opinion to be provided) the removal of any legend from the Shares, if permitted by applicable securities Law, within two (2) Business Days of any such request; provided, however, that each party will be responsible for any fees it incurs in connection with such request and removal.
4.6Registration Rights.
(a)If, following the one-year anniversary of the Closing Date, Astellas desires to resell the Shares, and Astellas in good faith believes it will be unable to sell all of the Shares proposed to be sold by it pursuant to Rule 144 without volume or manner-of-sale restrictions, Astellas shall notify Vir Bio, and Vir Bio shall file as promptly as practicable, any in any case within 60 days of receipt of such request from Astellas, a resale-only registration statement on Form S-3 (or any successor form to Form S-3) promulgated under the Securities Act (which, if Vir Bio is then a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), shall be filed pursuant to General Instruction I.D of Form S-3 (an “Automatic Shelf Registration Statement”)), registering the resale of such Shares (the “Registrable Securities”) (or, in the event that Form S-3 is not available for the registration of the resale of the Registrable Securities, another appropriate form reasonably acceptable to Astellas) by Astellas (the “Initial Registration Statement”). Vir Bio shall use commercially reasonable efforts (i) if the Initial Registration Statement is not an Automatic Shelf Registration Statement, to cause the Initial Registration Statement to become effective as promptly as practicable; (ii) to cause the Initial Registration Statement to remain effective until the earlier of the date on which (A) Astellas has disposed of all of the Registrable Securities and (B) Rule 144 is available for the disposition of all Registrable Securities without volume or manner-of-sale restrictions; (iii) to undertake any additional actions reasonably necessary to maintain the availability of, and to facilitate the disposition by Astellas of the Registrable Securities pursuant to, the Initial Registration Statement.

(b)In the event the SEC informs Vir Bio that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, Vir Bio agrees to promptly (a) inform Astellas thereof, (b) use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the SEC and/or (c) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or, if Vir Bio is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, Vir Bio shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities. In the event Vir Bio amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (b) or (c) above, Vir Bio will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements on Form S-3 or, if Vir Bio is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements” and together with the Initial Registration Statement and the New Registration Statement, the “Registration Statements”).
(c) Astellas agrees to cooperate with Vir Bio as reasonably requested by Vir Bio in connection with the preparation and filing of the Registration Statements, including furnishing to Vir Bio such information regarding itself, the shares of Common Stock held by it and the intended method of disposition of the Registrable Securities as shall be reasonably required to effect the registration of such Registrable Securities. Vir Bio shall bear all expenses incurred in connection with the performance of its obligations under this Section 4.6; provided, however, that Vir Bio shall have no obligation to pay for any commissions or transfer taxes of Astellas. Vir Bio’s obligations under this Section 4.6(c) shall also apply to any shares in the capital of Vir Bio issued or issuable with respect to the Registrable Securities as a result of any share split, share dividend, recapitalization, exchange or similar event.
(d)In the case of the registration, qualification, exemption or compliance effected by Vir Bio pursuant to this Agreement, Vir Bio shall, upon reasonable request, inform Astellas as to the status of such registration, qualification, exemption and compliance. At its expense Vir Bio shall:

(i)except for such times as Vir Bio is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Vir Bio determines to obtain, continuously effective with respect to Astellas, and to keep the applicable Registration Statement free of any material misstatements or omissions, until the earlier of the following: (A) the third anniversary of the effective date of the Initial Registration Statement, (B) the date all Shares held by Astellas may be sold under Rule 144 without being subject to any volume, manner of sale or publicly available information requirements or (C) immediately prior to the closing of a Change of Control. The period of time during which the Vir Bio is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period.”
(ii)advise Vir Bio within five (5) Business Days:
A.when a Registration Statement or any amendment thereto (other than an amendment pursuant to a periodic or current report) has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;
B.of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;
C.of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; and
D.of the receipt by Vir Bio of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(iii)use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;
(iv)if Astellas so requests in writing, promptly furnish to Astellas, without charge, at least one copy of each Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and, if explicitly requested, all exhibits in the form filed with the SEC;
(v)upon the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except for such times as Vir Bio is permitted hereunder to suspend the use of a prospectus forming part of a Registration Statement, Vir Bio shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(vi)use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which the Common Stock is then listed;
(vii) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable Astellas to sell Registrable Securities under Rule 144; and
(viii)permit counsel for Astellas to review any Registration Statement and all amendments and supplements thereto (other than supplements to a Registration Statement on Form S-1 solely for the purpose of incorporating other filings with the SEC into such Registration Statement and other than an amendment to a Registration Statement on Form S-1 or Form S-3 for the purpose of converting such Registration Statement into a Registration Statement on Form S-3), within three (3) Business Days prior to the filing thereof with the SEC;
provided that, in the case of clause (viii) above, Vir Bio shall not be required (A) to delay the filing of any Registration Statement or any amendment or supplement thereto to incorporate any comments to any Registration Statement or any amendment or supplement thereto by or on behalf of Astellas if such comments would require a delay in the filing of such Registration Statement, amendment or supplement, as the case may be, or (B) to provide, and shall not provide, Astellas or its representatives with material, non-public information unless Astellas agrees to receive such information and enters into a written confidentiality agreement with Vir Bio in a form reasonably acceptable to Vir Bio.

(e)(i) To the extent permitted by law, Vir Bio shall indemnify Astellas and each Person controlling Astellas within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 4.6(e)(iii) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, any amendment or supplement thereof, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse Astellas and each Person controlling Astellas, for reasonable and documented out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that Vir Bio will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to Vir Bio by or on behalf of Astellas for use in preparation of any Registration Statement, prospectus, amendment or supplement; provided further, that Vir Bio will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of Astellas to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time any Registration Statement becomes effective or in an amended prospectus filed with the SEC pursuant to Rule 424(b) which meets the requirements of Section 10(a) of the Securities Act (each, a “Final Prospectus”), such indemnity shall not inure to the benefit of Astellas or any such controlling Person, if a copy of a Final Prospectus furnished by Vir Bio to Astellas for delivery was not furnished or deemed delivered to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

(ii) Astellas will severally, and not jointly, indemnify Vir Bio, each of its directors and officers, and each Person who controls Vir Bio within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 4.6(e)(iii) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, or any amendment or supplement thereof, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse Vir Bio, such directors and officers, and each Person controlling Vir Bio for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to Vir Bio by or on behalf of Astellas for use in preparation of any Registration Statement, prospectus, amendment or supplement; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of a prospectus was not made available to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, Astellas’s aggregate liability pursuant to this subsection (b) and subsection (d) shall be limited to the net amount received by Astellas from the sale of the Registrable Securities.
(iii) Each party entitled to indemnification under this Section 4.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(iv) If the indemnification provided for in this Section 4.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(f)(i) Astellas agrees that, upon receipt of any notice from Vir Bio of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to Astellas, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, Astellas will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement and prospectus contemplated by Section 4.6 until its receipt of copies of the supplemented or amended prospectus from Vir Bio and, if so directed by Vir Bio, Astellas shall deliver to Vir Bio all copies, other than permanent file copies then in Astellas’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
(ii) Astellas shall suspend, upon request of Vir Bio, any disposition of Registrable Securities pursuant to any Registration Statement and prospectus contemplated by Section 4.6 during no more than two periods of no more than 30 calendar days each during any 12-month period if and only if the Board determines in good faith that the sale of Astellas’s Registrable Securities under any such Registration Statement would be reasonably likely to cause a violation of the Securities Act or Exchange Act.
(iii) As a condition to the inclusion of its Registrable Securities, Astellas shall furnish to Vir Bio such information regarding Astellas and the distribution proposed by Astellas as Vir Bio may reasonably request in writing, including completing a Registration Statement Questionnaire in the form provided by Vir Bio, or as shall be required in connection with any registration referred to in this Section 4.6.
(iv) Astellas hereby covenants with Vir Bio not to make any sale of the Registrable Securities pursuant to a Registration Statement without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.
(v) At the end of the Registration Period, Astellas shall discontinue sales of shares pursuant to any Registration Statement upon receipt of notice from Vir Bio of its intention to remove from registration the shares covered by any such Registration Statement which remain unsold, and Astellas shall notify Vir Bio of the number of shares registered which remain unsold promptly upon receipt of such notice from Vir Bio.

(g)With a view to making available to Astellas the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, so long as Astellas still owns Registrable Securities, Vir Bio shall use commercially reasonable efforts to:
(i)make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;
(ii)file with the SEC in a timely manner all reports and other documents required of Vir Bio under the Exchange Act; and
(iii)so long as Astellas owns any Registrable Securities, furnish to Astellas, upon any reasonable request, a written statement by Vir Bio as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of Vir Bio, and such other reports and documents of Vir Bio as Astellas may reasonably request in availing itself of any rule or regulation of the SEC allowing Astellas to sell any such securities without registration.
(h)The rights of Astellas with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of Astellas therein to be forfeited.
(i)The rights of Astellas under any provision of this Section 4.6 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by Astellas.
Section 5.Conditions to Closing
5.1Conditions to Obligations of Vir Bio. Vir Bio’s obligation to complete the purchase and sale of the Shares and deliver the Shares to Astellas is subject to the fulfillment or waiver of the following conditions at or prior to the Closing:
(a)Receipt of Funds. Vir Bio will have received immediately available funds in the full amount of the Purchase Price for the Shares being purchased hereunder.
(b)Representations and Warranties. The representations and warranties made by Astellas in Section 3 will be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date.
(c)Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by Astellas on or prior to the Closing Date shall have been performed or complied with in all material respects.
(d)Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, will have been instituted or be pending before any Governmental Authority.

(e)No Governmental Prohibition. The sale of the Shares by Vir Bio and the purchase of the Shares by Astellas will not be prohibited by any applicable Law at the time of the Closing.
(f)Closing Deliverables. All closing deliverables as required under Section 1.3(b)(ii) shall have been delivered by Astellas to Vir Bio.
(g)Collaboration Agreement. Astellas and Vir Bio shall have duly executed and delivered the Collaboration Agreement, such agreement shall be in full force and effect and the Effective Date (as such term is defined in the Collaboration Agreement) shall have occurred.
(h)Antitrust Qualification. The filings required under the HSR Act and any other applicable Antitrust Law in connection with this Agreement shall have been made and the required waiting period(s) shall have expired or been terminated as of the Closing Date.
5.2Conditions to Astellas’ Obligations at the Closing. Astellas’ obligation to complete the purchase and sale of the Shares is subject to the fulfillment or waiver of the following conditions at or prior to the Closing:
(a)Representations and Warranties. The representations and warranties made by Vir Bio in Section 2 will be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date.
(b)Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by Vir Bio on or prior to the Closing Date shall have been performed or complied with in all material respects.
(c)Transfer Agent Instructions. Vir Bio shall have delivered to its transfer agent irrevocable written instructions to issue the Shares to Astellas in a form and substance acceptable to such transfer agent.
(d)Nasdaq. Vir Bio shall have submitted a Listing of Additional Shares Notification with Nasdaq with respect to the Shares and Nasdaq shall have raised no objection to the consummation of the transactions contemplated hereby.
(e)Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, will have been instituted or be pending before any Governmental Authority.
(f)Absence of Material Adverse Effect. Since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect with respect to Vir Bio or any of its subsidiaries.
(g)No Governmental Prohibition. Neither the sale of the Shares by Vir Bio nor the purchase of the Shares by Astellas shall be prohibited by any applicable Law at the time of the Closing.
(h)Closing Deliverables. All closing deliverables as required under Section 1.3(b)(i) shall have been delivered by Vir Bio to Astellas.

(i)Collaboration Agreement. Astellas and Vir Bio shall have duly executed and delivered the Collaboration Agreement, such agreement shall be in full force and effect and the Effective Date (as such term is defined in the Collaboration Agreement) shall have occurred.
(j)Antitrust Qualification. The filings required under the HSR Act and any other applicable Antitrust Law in connection with this Agreement shall have been made and the required waiting period(s) shall have expired or been terminated as of the Closing Date.
Section 6.Governing Law; Jurisdiction
6.1Governing Law. This Agreement, and any other agreement, document or instrumented delivered pursuant hereto (other than the Collaboration Agreement), and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement (or such other document) or the negotiation, execution, termination, performance or nonperformance of this Agreement (or such other document) (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws that would require the application of the substantive Laws of another jurisdiction.
6.2Jurisdiction. Each of the parties hereby (a) expressly and irrevocably submits to the exclusive personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware or any Federal court sitting in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby (other than in connection with the Collaboration Agreement), (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby (other than in connection with the Collaboration Agreement) in any court other than the Delaware Court of Chancery, any other court of the State of Delaware or any Federal court sitting in the State of Delaware and (d) agrees that the other party shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Delaware Court of Chancery, any other court of the State of Delaware or any Federal court sitting in the State of Delaware. Each of Vir Bio and Astellas agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
Section 7.Termination
7.1Ability to Terminate. This Agreement may be terminated prior to the Closing:
(a)at any time by mutual written consent of Vir Bio and Astellas;
(b)by Vir Bio, upon thirty (30) days’ written notice to Astellas, so long as Vir Bio is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 5.1, as applicable, could not be satisfied by the Termination Date, (i) upon a breach of any covenant or agreement on the part of Astellas set forth in this Agreement that has not been cured within such 30-day notice period, or (ii) if any representation or warranty of Astellas shall have been or become untrue, in each case such that any of the conditions set forth in Section 5.1 could not be satisfied by the Termination Date;
(c)by Astellas, upon thirty (30) days’ written notice to Vir Bio, so long as Astellas is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 5.2 of this Agreement, as applicable, could not be satisfied by the Termination Date, (i) upon a breach of any covenant or agreement on the part of Vir Bio set forth in this Agreement that has not been cured within such 30-day notice period, or (ii) if any representation or warranty of Vir Bio shall have been or become untrue, in each case such that any of the conditions set forth in Section 5.2 of this Agreement could not be satisfied by the Termination Date;
(d)by either Vir Bio or Astellas, upon written notice to the other, if the Closing has not occurred on or before the Outside Date (as such term is defined in the Collaboration Agreement) (the “Termination Date”).
7.2Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7, (a) this Agreement (except for this Section 7.2, and Section 6, Section 8 and any definitions set forth in this Agreement and used in such Sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and (b) any and all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 7.2 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.
Section 8.Miscellaneous
8.1Counterparts; Electronic Signatures. This Agreement may be executed and delivered (including by facsimile transmission or PDF or any other electronically transmitted signatures) in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
8.2Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.
8.3Rules of Construction.
(a)For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.
(b)As used in this Agreement, (i) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”, (ii) the words “hereby,” “herein,” “hereunder” and “hereto” shall be deemed to refer to this Agreement in its entirety and not to any specific section of this Agreement and (iii) “or” has the inclusive meaning represented by the phrase “and/or”.

(c)Except as otherwise indicated, all references in this Agreement to “Sections” and “Appendices” are intended to refer to Sections of this Agreement, as appropriate, and Appendices to this Agreement.
(d)As used in this Agreement, the term “days” means calendar days unless otherwise specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.
(e)Unless otherwise indicated, all monetary amounts herein are in United States dollars.
8.4Severability. If any provision of this Agreement should be held invalid, illegal or unenforceable in any jurisdiction, the parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.
8.5Entire Agreement; Amendments. The Astellas Agreements (including any schedules, appendices and exhibits hereto or thereto and any certificates delivered hereunder or thereunder) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any amendment or waiver effected in accordance with this Section 8.5 shall be binding upon Astellas and Vir Bio.
8.6Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email if sent during normal business hours of the recipient, if not, then on the next Business Day, or (c) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to Vir Bio, addressed to:	Vir Biotechnology, Inc. 1800 Owens Street, Suite 900 San Francisco, CA 94158
with a copy to:	Ropes & Gray LLP 800 Boylston Street Boston, MA 02199-3600

If to Astellas, addressed to:	Astellas US LLC 2375 Waterview Drive Northbrook, IL 60062
with a copy to:	Covington & Burling LLP 3000 El Camino Real 5 Palo Alto Square, 10th Floor Palo Alto, CA 94306-2112

8.7Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. Vir Bio will not assign this Agreement or any rights or obligations hereunder without the prior written consent of Astellas, and Astellas will not assign this Agreement or any rights or obligations hereunder without the prior written consent of Vir Bio; provided, however, that Astellas may assign this Agreement together with all of the Shares it then owns (subject to Section 4) to any wholly-owned subsidiary and any such assignee may assign this Agreement together with all of the Shares it then owns (subject to Section 4) to Astellas or any other subsidiary wholly-owned by Astellas, in any such case, without such consent; provided that the assignee agrees to assume Astellas’ obligations under Section 4 of this Agreement.
8.8Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
8.9Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
8.10No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against a party.

8.11Equitable Relief. Vir Bio recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at Law may prove to be inadequate relief to Astellas. Vir Bio therefore agrees that Astellas is entitled to seek temporary and permanent injunctive relief or specific performance in any such case. Astellas also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at Law may prove to be inadequate relief to Vir Bio. Astellas therefore agrees that Vir Bio is entitled to seek temporary and permanent injunctive relief or specific performance in any such case.
8.12Expenses. Vir Bio and Astellas are each liable for, and will pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including attorneys’ and consultants’ fees and expenses.
8.13Public Disclosure. On or within five (5) Business Days following the Execution Date, Vir Bio and Astellas shall issue a joint press release in a form mutually agreed to by Vir Bio and Astellas. In addition, if applicable, Vir Bio shall file a Current Report on Form 8-K with the SEC within the time period required by such form and including such disclosures as required by such form with respect to this Agreement and the transactions contemplated herein, such Current Report on Form 8-K to be in a form reasonably satisfactory to Astellas. No other written release, public announcement, disclosure or filing concerning the purchase of the Shares, this Agreement or the transactions contemplated hereby shall be issued, filed or furnished, as the case may be, by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed) and, except as set forth in this Section 8.13, the parties agree to keep the terms of this Agreement confidential. Notwithstanding the foregoing, the parties acknowledge and agree that applicable Law or the requirements of a national securities exchange or another similar regulatory body may require either party to file or otherwise disclose a copy of this Agreement. The party required to make such filing or otherwise disclose shall notify the other party and shall provide the other party with at least three (3) days to request redactions thereof prior to making such filing or disclosure. The disclosing party shall use commercially reasonable efforts to procure confidential treatment of such proposed redactions pursuant to the Securities Act and the Exchange Act, in each case as amended, and the rules, regulations and guidelines promulgated thereunder, or any other applicable Law or the rules, regulations or guidelines promulgated hereunder; provided that the foregoing shall not prevent the party from making such public disclosures as it must make to comply with applicable Law.
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In Witness Whereof, Astellas and Vir Bio have caused this Agreement to be duly executed as of the date first above written.
ASTELLAS US LLC

/s/ Tadaaki Taniguchi
By: Tadaaki Taniguchi
Its: President

VIR BIOTECHNOLOGY, INC.

/s/ Marianne De Becker
By: Marianne De Becker, M.Sc., Ph.D., MBA
Its: Chief Executive Officer and Director

[Signature page to Stock Purchase Agreement]

Appendix 1

Defined Terms
“Affiliate” of an entity means any corporation, firm, partnership or other entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with it. An entity will be deemed to control another entity if it (a) owns, directly or indirectly, at least 50% of the outstanding voting securities or capital stock (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (b) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the entity.
“Agreement” has the meaning set forth in the preamble.
“Applicable Regulatory Authorities” has the meaning set forth in Section 2.11.
“Astellas” has the meaning set forth in the preamble.
“Astellas Agreements” has the meaning set forth in the preamble.
“Automatic Shelf Registration Statement” has the meaning set forth in Section 4.6.
“Board” means the board of directors of Vir Bio.
“Business Day” means a day Monday through Friday on which banks are generally open for business in the State of California.
“Change of Control Transaction” has the meaning set forth in Section 4.3.
“Closing” has the meaning set forth in Section 1.3(a).
“Closing Date” means the date on which the Closing actually occurs.
“Collaboration Agreement” has the meaning set forth in the preamble.
“Common Stock” means shares of Vir Bio’s common stock, par value $0.0001 per share.
“Company Trials” has the meaning set forth in Section 2.12.
“Cross-Receipt” has the meaning set forth in Section 1.3(b)(i)A.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.
“Execution Date” has the meaning set forth in the preamble.
“Extraordinary Matter” has the meaning set forth in Section 4.4(b).

“FDA” has the meaning set forth in Section 2.11.
“Final Prospectus” has the meaning set forth in Section 4.6(e)(i).
“GAAP” means generally accepted accounting principles in the United States of America.
“Good Clinical Practices” means the legal, scientific and ethical standards for the performance of clinical research on medicinal products involving humans, including as reflected in the regulations of the FDA at 21 C.F.R. parts 50, 54, 56, and 312.
“Good Laboratory Practices” means the legal, scientific and ethical standards for the performance of nonclinical laboratory studies, including as set out in the regulations of the FDA at 21 C.F.R. part 58.
“Governmental Authority” means any federal, state, provincial, local, municipal, foreign or other governmental or quasi-governmental authority, including any arbitrator and applicable securities exchanges, or any department, minister, agency, commission, commissioner, board, subdivision, bureau, instrumentality, court or other tribunal of any of the foregoing.
“Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395 et seq. (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396 et seq. (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287 and the criminal health care fraud statutes set forth at 18 U.S.C. §§ 1347 and 1349 under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Laws, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; the regulations promulgated pursuant to such laws; and any similar federal, state and local laws and regulations.
“HIPAA” has the meaning set forth in the definition of “Health Care Laws.”
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. § 18a).
“IEC” has the meaning set forth in Section 2.12.
“Indemnified Party” has the meaning set forth in Section 4.6(e)(iii).
“Indemnifying Party” has the meaning set forth in Section 4.6(e)(iii).
“Initial Registration Statement” has the meaning set forth in Section 4.6(a).

“Intellectual Property” shall mean trademarks, trade names, trade dress, service marks, copyrights, and similar rights (including registrations and applications to register or renew the registration of any of the foregoing), patents and patent applications, trade secrets, and any other similar intellectual property rights.
“Intellectual Property License” shall mean any license, permit, authorization, approval, contract or consent granted, issued by or with any Person relating to the use of Intellectual Property.
“Irrevocable Proxy” has the meaning set forth in Section 4.4(ba).
“Law” means any federal, state, local or foreign constitution, treaty, law, statute, ordinance, rule, regulation, interpretation, directive, policy, order, writ, decree, injunction, judgment, stay or restraining order of any Governmental Authority, the terms of any permit, and any other ruling or decision of, agreement with or by, or any other requirement of, any Governmental Authority.
“Lien” means any lien (statutory or otherwise), claim, charge, option, security interest, pledge, mortgage, restriction, financing statement or similar encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).
“Material Adverse Effect” means, with respect to Vir Bio or Astellas, as the case may be, any change, effect or circumstance, individually or in the aggregate, (a) that is reasonably likely to be materially adverse to the business, operations, assets or financial condition of Vir Bio or Astellas, as the case may be, taken as a whole, or (b) that materially impairs the ability of Vir Bio or Astellas to perform its obligations pursuant to the transactions contemplated by this Agreement; provided however, that, none of the following (alone or when aggregated with any other effects), shall be deemed to be a Material Adverse Effect, and none of the following (alone or when aggregated with any other effects), shall be taken into account for purposes of clause (a) above: (A) (1) general market, economic or political conditions or (2) conditions (or any changes therein) in the industries in which Vir Bio or Astellas conducts business, in each case, including any acts of terrorism or war, weather conditions, global pandemics, epidemics or other force majeure events, in the case of each of clauses (1) and (2), solely to the extent that such effects do not have and are not reasonably likely to have a material disproportionate impact on Vir Bio or Astellas, as the case may be; (B) this Agreement, the Collaboration Agreement and the transactions contemplated hereby and thereby; or (C) changes in the trading price or volume of the Common Stock.
“Nasdaq” means The Nasdaq Global Select Market.
“New Registration Statement” has the meaning set forth in Section 4.6(b).
“Person” means a human being, labor organization, partnership, firm, enterprise, association, joint venture, corporation, limited liability company, cooperative, legal representative, foundation, society, political party, estate, trust, trustee, trustee in bankruptcy, receiver or any other organization or entity whatsoever, including any Governmental Authority.

“Preferred Stock” means shares of Vir Bio’s preferred stock, par value $0.0001 per share.
“Proprietary Rights” has the meaning set forth in Section 2.10(c).
“Purchase Price” has the meaning set forth in Section 1.1.
“Registrable Securities” has the meaning set forth in Section 4.6.
“Registration Period” has the meaning set forth in Section 4.6(d)(i).
“Registration Statements” has the meaning set forth in Section 4.6(a).
“Regulatory Authorizations” has the meaning set forth in Section 2.11.
“Rule 144” has the meaning set forth in Section 4.1(a).
“SEC” means the United States Securities and Exchange Commission or any successor entity.
“SEC Documents” has the meaning set forth in Section 2.5(a).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.
“Share Value” means a price per Share equal to $10.36.
“Shares” has the meaning set forth in Section 1.1.
“Standstill Period” has the meaning set forth in Section 4.3.
“Standstill Provisions” has the meaning set forth in Section 4.3.
“Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
“Termination Date” has the meaning set forth in Section 7.2(d).
“Trading Day” means a day on which Nasdaq is open for trading.
“Vir Bio” has the meaning set forth in the preamble.
“Vir Bio Rights” has the meaning set forth in Section 2.10(c).